

WellCare®

First Quarter 2014 Financial Results and Outlook Update



WellCare Health Plans, Inc.
May 6, 2014



Cautionary Statement

This presentation contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the Company's financial outlook, the timing of the closing of the Healthfirst NJ acquisition, and reimbursement of the ACA industry fee by state Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively manage growth, WellCare's ability to address operational challenges relating to new business, WellCare's ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, including due to sequestration, WellCare's ability to estimate and manage medical benefits effectively, WellCare's ability to negotiate with its state Medicaid customers regarding reimbursement of the ACA industry fee and the satisfaction of the closing conditions for the Healthfirst NJ acquisition, including the receipt of regulatory approval.

Additional information concerning these and other important risks and uncertainties can be found in the Company's filings with the U.S. Securities and Exchange Commission (the SEC), included under the captions "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and other subsequent filings by WellCare with the SEC, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Basis of Presentation

In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the Company's performance. Following is a description of the calculation of important GAAP and non-GAAP measures used in this presentation.

- Premium revenue as described in this presentation excludes Medicaid state premium tax revenue and Medicaid state reimbursement of the ACA industry fee.
- Gross margin is determined as the difference of premium revenue less Medicaid state premium tax revenue less medical benefits expense less ACA industry fee expense. The gross margin rate is determined by gross margin divided into the difference of premium revenue less Medicaid state premium tax revenue.
- The Company measures MBRs excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP), which are equal to medical benefits expense divided into the difference of premium revenue less Medicaid state premium tax reimbursement revenue and Medicaid state ACA industry fee reimbursement revenue. The Company's 2014 Medicaid MBR guidance uses this non-GAAP definition of MBR. MBRs as determined under GAAP are equal to medical benefits expense divided into total premium revenues.
- Net income and certain other operating results are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs. Management believes these government investigation-related expenses are not indicative of long-term business operations.
- Adjusted SG&A expense (non-GAAP) is equal to SG&A expense less certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs.
- The adjusted administrative expense ratio (non-GAAP) is equal to adjusted SG&A expense divided into the difference of total revenues less Medicaid state premium tax revenue less Medicaid state ACA industry fee reimbursement revenue. The administrative expense ratio (GAAP) is equal to SG&A expense divided into total premium revenues.
- Please refer to the schedules in the Company's news release published on May 6, 2014, that provide supplemental information that reconcile results determined under GAAP to non-GAAP results.

The schedules contained in this presentation may contain totals that do not foot due to rounding.

First Quarter 2014 Results and Outlook Update

Five factors drive WellCare's first quarter operating performance and change in outlook for the year 2014

- The Medicaid Health Plans Segment premium revenue growth is greater than anticipated, primarily as a result of increased Kentucky and Georgia programs membership.
- The Medicaid Health Plans Segment medical benefits ratio (MBR) is lower than expected, principally due to lower than forecast trend and the effect of our medical cost management initiatives.
- The Medicare Health Plans Segment MBR is higher than anticipated, which results mainly from by net unfavorable development of prior years' claims reserves and the first year performance of the Windsor Medicare Advantage (MA) plans.
- The Medicare Prescription Drug Plans (PDPs) Segment MBR outlook also is higher than expected, resulting from the outcome of the 2014 bids, and certain unit cost and utilization trends in excess of expectations.
- The adjusted administrative expense ratio is lower than initially forecast, principally as a result of operating volume leverage, hiring lags, and more effective implementation of key initiatives – we are realizing productivity improvements ahead of expectations.

Based on better than anticipated first quarter results and full year outlook, WellCare is increasing its guidance for adjusted net income per diluted share to a range of $4.40 to $4.75

Windsor Transaction Gain and Integration Expenses

- Windsor Bargain purchase gain results from fair value of tangible and intangible net assets acquired in excess of the purchase consideration.
- The after-tax gain of $28.3 million increases net income per diluted share by $0.64.
- Expenses for integration and transition, which were anticipated when the transaction was signed, decreased net income per diluted share by $0.09 for the first quarter of 2014.
- The expected integration expenses for the full year amount to $0.20 to $0.25 per diluted share.

net income per diluted share	For the quarter ended March 31, 2014	2014 year outlook
Bargain purchase gain resulting from Windsor acquisition	$0.64	$0.64
Windsor integration and transition expenses	($0.09)	($0.25) to ($0.20)
Net effect on net income per diluted share	**$0.55**	**$0.39 to $0.44**

- A bargain purchase gain and integration expenses were anticipated in WellCare's original 2014 guidance. The gain recorded during the first quarter of 2014 exceeds the Company's expectation as reflected in that original 2014 guidance.
- WellCare has increased its 2014 guidance by the amount of the gain, net of integration expenses, that exceeds the amount that was reflected in the original 2014 guidance.

Prior Years' Reserve Development

- First quarter 2014 results included net unfavorable development of prior years' medical benefits payable that amounted to $32.5 million, or $0.46 of net income per diluted share.
  - Estimated claims in excess of prior year reserves primarily arose from the Medicare Health Plans Segment.
- For the first quarter of 2013, WellCare recorded net favorable development of prior years' reserves in the amount of $15.9 million, or $0.23 of net income per diluted share.
  - Estimated claims less than prior year reserves principally were driven by the Medicaid Health Plans Segment.

	For the quarters ended	
dollars in millions except net income per diluted share	March 31, 2014	March 31, 2013
Estimated claims (in excess of) less than prior year reserves	($19.8)	$15.9
Estimated claims payments in excess of prior year reserves for Windsor Health Group	($5.2)	–
Adjustments to 2013 Medicaid-Medicare parity payments to physicians	($7.5)	–
Reserve development (unfavorable) favorable	**($32.5)**	**$15.9**
Effect on net income per share	**($0.46)**	**$0.23**

ACA industry Fee: First Quarter 2014

- State Medicaid program reimbursement for the ACA industry fee was recorded in the amount of $23.6 million, or 79% of the expected full reimbursement, based on arrangements reached with five states.
- For all five states, the reimbursement includes the fee amount plus the gross-up for the non-tax deductibility of the fee.

For the quarter ended March 31, 2014	Expense	State reimbursement of Medicaid-related ACA fee
Segments:		
Medicaid Health Plans	$18.9	$23.6
Medicare Health Plans	$10.7	–
Medicare Prescription Drug Plans	$2.7	–
Company	**$32.3**	**$23.6**
Effect on net income per diluted share of the recorded state reimbursement less than full reimbursement		**($0.09)**

State Medicaid reimbursement status for the quarter ended March 31, 2014	
Recorded reimbursement	**Recorded no reimbursement**
Florida	Hawaii
Georgia	Illinois
Kentucky	New York
Missouri	Ohio
South Carolina	

ACA industry Fee: 2014 Outlook

- WellCare's 2014 guidance continues to reflect the expectation that state Medicaid programs will reimburse the Company for the ACA industry fee and the related impact to the Company's income tax expense.

Year 2014 guidance						
dollars in millions	Expense		Medicaid state income tax "gross up"		Medicaid state expected reimbursement	
Segments:						
Medicaid Health Plans	$74	$79	$40	$44	$114	$123
Medicare Health Plans	$41	$45	–	–	–	–
Medicare Prescription Drug Plans	$10	$11	–	–	–	–
Company	**$125**	**$135**	**$40**	**$44**	**$114**	**$123**

Hepatitis C Treatments

- Due to the introductions of new, expensive drugs, the first quarter cost associated with Hepatitis C medications across all three WellCare segments increased year-over-year by more than 250%.
- WellCare anticipates that the expense will increase at a faster rate in the remaining nine months of the year, potentially offset in part by Medicaid program reimbursement.
- WellCare does not anticipate any change in reimbursement for Medicare products through 2014.
- These assumptions are reflected in the Company's May 6 updated guidance.

	For the quarters ended	
	March 31, 2014	March 31, 2013
Medical benefits expense for Hepatitis C medications	**$0.13**	**$0.03**

Investments

Growth Initiatives

- For the first quarter, WellCare's investments in growth initiatives, including for the Florida Managed Medical Assistance program implementation, amounted to $0.08 per diluted share more than in the first quarter of 2013.
- For the year 2014 outlook, the Company continues to expect expenses associated with investments in growth to amount to $0.25 to $0.30 per diluted share, consistent with guidance published February 12, 2014.

Quality, Service, and Productivity Infrastructure Improvements

- For the first quarter 2014, WellCare's investments in quality, service, and productivity improvements amounted to $0.02 per diluted share more than in 2013.
- For the year 2014 outlook, the Company continues to expect expenses associated with these infrastructure investments to amount to $0.35 to $0.45 per diluted share, consistent with guidance published February 12, 2014.
- Expenditures are reflected as either medical benefits expense or selling, general and administrative expense, consistent with the Company's financial reporting practices.

Gross Margin Performance: Company

- WellCare is revising its calculation of gross margin to the difference of premium revenue less Medicaid state premium tax revenue less medical benefits expense less ACA industry fee expense.
- The gross margin rate is determined by gross margin divided into the difference of premium revenue less Medicaid state premium tax revenue.

dollars in millions	For the quarters ended March 31, 2014	For the quarters ended March 31, 2013
Premium revenue	$2,975.1	$2,252.3
Medicaid state premium taxes	$17.1	$21.3
Premium revenue excluding Medicaid state premium taxes	$2,958.0	$2,231.0
Medical benefits expense	$2,629.9	$1,987.3
Subtotal	$328.1	$243.7
ACA industry fee	$32.3	$0.0
Gross margin	**$295.8**	**$243.7**
Gross margin rate	**10.0%**	**10.9%**
Premium revenue excluding Medicaid state premium taxes	$2,958.0	$2,321.0
Medicaid state ACA industry fee reimbursements	$23.6	–
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$2,934.4	$2,231.0
Medical benefits ratio:		
Total premium revenues (GAAP)	88.4%	88.2%
MBR excluding Medicaid state premium taxes and ACA industry fee reimbursements (non-GAAP)	**89.6%**	**89.1%**

Gross Margin: Medicaid Health Plans Segment

dollars in millions	For the quarters ended	
	March 31, 2014	March 31, 2013
Premium revenue	$1,638.8	$1,310.4
Medicaid state premium taxes	$17.1	$21.3
Premium revenue excluding Medicaid state premium taxes	$1,621.7	$1,289.1
Medical benefits expense	$1,389.3	$1,130.7
Subtotal	$232.4	$158.4
ACA industry fee expense	$18.9	–
Gross margin	**$213.5**	**$158.4**
Gross margin rate	**13.2%**	**12.3%**
Premium revenue excluding Medicaid state premium taxes	$1,621.7	$1,289.1
Medicaid state ACA industry fee reimbursements	$23.6	–
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$1,598.1	$1,289.1
Medical benefits ratio:		
Total premium revenues (GAAP)	84.8%	86.3%
MBR excluding Medicaid state premium taxes and ACA industry fee reimbursements (non-GAAP)	**86.9%**	**87.7%**

Gross Margin: Medicare Segments

dollars in millions

	For the quarters ended	
	March 31, 2014	March 31, 2013
Medicare Health Plans Segment		
Premium revenue	$963.3	$718.9
Medical benefits expense	$851.5	$625.6
Subtotal	$111.8	$93.3
ACA industry fee expense	$10.7	–
Gross margin	**$101.1**	**$93.3**
Gross margin rate	**10.5%**	**13.0%**
Medical benefits ratio	**88.4%**	**87.0%**

Medicare Prescription Drug Plans Segment		
Premium revenue	$373.0	$223.0
Medical benefits expense	$389.1	$231.0
Subtotal	($16.1)	($8.0)
ACA industry fee expense	$2.7	–
Gross margin	**($18.8)**	**($8.0)**
Gross margin rate	**-5.0%**	**-3.5%**
Medical benefits ratio	**104.3%**	**103.6%**

2014 Adjusted Net Income Guidance Bridge

2014 guidance as of February 12, 2014	$3.75	$4.05
Net effect of Windsor acquisition bargain purchase gain and integration expenses	$0.39	$0.44
After bargain purchase gain	$4.14	$4.49
Net unfavorable development of prior years' claims reserves	($0.46)	
After bargain purchase gain and net unfavorable prior years' reserve development	$3.68	$4.03
Other changes in outlook, net	$0.72	
2014 guidance as of May 6, 2014	$4.40	$4.75

Other changes in outlook, net:

- Incremental growth in Medicaid Health Plans premium revenue
- Medicaid Health Plans segment MBR
- Adjusted administrative expense ratio
- Medicare Health Plans and Medicare PDPs segments MBRs
- Hepatitis C medications costs

2014 Financial Guidance Update

	As of May 6	As of February 12
Premium revenue	**$12.0 to $12.1 billion**	**$11.6 to $11.75 billion**
Segment premium revenue year-over-year changes:		
Medicaid Health Plans	Increase 27% to 28%	Increase 22% to 23%
Medicare Health Plans	Increase 23% to 24%	Increase 22% to 24%
Medicare PDPs	Increase 46% to 47%	Increase 33% to 37%
Segment medical benefits ratios:		
Medicaid Health Plans	88.00% to 88.50%	89.00% to 90.00%
Medicare Health Plans	87.00% to 87.50%	85.00% to 86.00%
Medicare PDPs	88.50% to 89.00%	83.25% to 84.25%
Adjusted administrative expense ratio	8.4% to 8.5%	8.6% to 8.7%
ACA industry fee expense	$125 to $135 million	$125 to $135 million
Interest expense	$38 million	$38 to $39 million
Effective income tax rate	47.0% to 48.0%	50.5% to 51.5%
Adjusted net income per diluted share	**$4.40 to $4.75**	**$3.75 to $4.05**

The Medicaid Health Plans MBR is calculated using the difference of premium revenue less Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements in the denominator. Guidance as of February 12, 2014 originally was not prepared using this calculation, and has been modified to reflect this revised method of calculating the Medicaid Health Plans MBR.